WHEN RECORDED RETURN TO:
HOLLAND & KNIGHT LLP
1722 ROUTH STREET, SUITE 1500
DALLAS, TEXAS 75201-4533
ATTENTION: RACHEL NIPPER
THIRD MODIFICATION AGREEMENT

This THIRD MODIFICATION AGREEMENT (this “Agreement”) dated effective as of December 6, 2023 is by and among STRATUS KINGWOOD PLACE, L.P., a Texas limited partnership (“Borrower”), STRATUS PROPERTIES INC., a Delaware corporation (“Guarantor”) (Borrower and Guarantor herein sometimes called “Loan Parties” or “Loan Party”, as the context may require), and COMERICA BANK, a Texas banking association (“Lender”).
W I T N E S S E T H:

WHEREAS, the following documents have previously been executed and delivered by Borrower to Lender, relating to a loan (the “Loan”) from Lender to Borrower in the principal amount of $35,370,000.00, each dated December 6, 2018 (unless otherwise indicated below):
A.Construction Loan Agreement (the “Loan Agreement”);
B.Amended and Restated Installment Note (the “Prior Note”) dated as of January 17, 2020, in the stated principal amount of $35,370,000.00 and payable to Lender;
C.Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Security Instrument”) covering certain real property and personal property described therein (the “Property”), recorded at Clerk’s File No. 2018116194, Real Property Records of Montgomery County, Texas;
D.Assignment of Rents and Leases (the “Assignment”), recorded at Clerk’s File No. 2018116195, Real Property Records of Montgomery County, Texas;
E.Collateral Assignment of Contracts and Plans and Other Agreements Affecting Real Estate (the “Collateral Assignment”);
the instruments described above and all other documents evidencing, securing or otherwise executed in connection with the Loan, including the Guaranty, Prior Modifications, the Amended and Restated Note and Environmental Indemnity (each as defined below), being herein collectively called the “Loan Documents”;

WHEREAS, Guarantor has guaranteed certain obligations of Borrower pursuant to the Guaranty (the “Guaranty”) of even date with the Loan Agreement, executed by Guarantor in favor of Lender;
WHEREAS, Borrower and Guarantor also executed and delivered to Lender, that certain Environmental Indemnity Agreement (the “Environmental Indemnity”) of even date with the Loan Agreement in favor of Lender;
WHEREAS, the Loan Documents were previously modified by that certain Modification Agreement dated effective as of January 17, 2020, executed by Borrower, Guarantor and Lender, and recorded at Clerk’s File No. 2020006407, Real Property Records of Montgomery County, Texas (the “First Modification”) and that certain Second Modification Agreement dated effective as of December 6, 2022, executed by Borrower, Guarantor and Lender, and recorded as Clerk’s File No. 2022147034, Real Property Records of Montgomery County, Texas (the “Second Modification” and together with the First Modification, collectively, the “Prior Modifications”).
WHEREAS, Borrower has requested that Lender extend the Maturity Date and make other modifications to the Loan Documents, and Lender is willing to do so on the terms and conditions hereinafter set forth;
WHEREAS, contemporaneously herewith, and in connection with this Agreement, Borrower has executed and delivered to Lender that certain Amended and Restated Installment Note dated of even date herewith in the stated principal amount of $35,370,000.00 and payable to the order of Lender (along with any and all renewals, modifications, rearrangements, reinstatements, enlargements, or extensions of such promissory note or of any promissory note or notes given in renewal, substitution or replacement thereof, the “Amended and Restated Note”), in substitution, amendment and restatement of the Prior Note.
WHEREAS, Lender is the owner and holder of the Prior Note and the Amended and Restated Note, and Borrower is the owner of the Property as more particularly described on Exhibit A attached hereto and made a part hereof;
NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. Capitalized terms not otherwise defined herein shall have the same definition as set forth in the Loan Agreement. This Agreement and the Amended and Restated Note constitute “Loan Documents”, as such term is defined in the Loan Agreement or defined in any of the other Loan Documents.
2.Extension. The Maturity Date is extended to December 6, 2024. The liens, security interests, assignments and other rights evidenced by the Loan Documents are renewed and extended to secure payment of the Amended and Restated Note as extended hereby. Any right or option of Borrower which purports to extend beyond such date is modified to expire on such date. The extension evidenced hereby is the Second Extension Option set forth in the Loan Agreement. Borrower shall have no further right or option to extend the maturity date of the Amended and Restated Note.
3.Substitution of Promissory Note. Lender acknowledges receipt of the Amended and Restated Note and confirms that the Amended and Restated Note is in substitution for (and not in addition to) the Prior Note. All references in the Loan Documents to the “Note” and/or other similar references to an Amended and Restated Installment Note dated January 17, 2020 from Borrower to Lender in the amount of $35,370,000.00 are amended to mean, and are amended to reflect, the Amended and Restated Installment Note dated December 6, 2023 executed by Borrower in favor of Lender in the amount of $35,370,000.00, and any and all renewals, modifications, rearrangements, reinstatements, enlargements, or extensions of such promissory note or of any promissory note or notes given in renewal, substitution or replacement therefor.
4.Extension Fee. As consideration for the extension of the Maturity Date, contemporaneously with the execution and delivery of this Agreement and as a condition to its effectiveness, Borrower shall pay to Lender an extension fee in the amount of $75,088.41 in immediately available funds, which shall be fully earned by Lender as of the date of this Agreement.
5.Modifications of Loan Documents. The Loan Documents are modified as set forth on Schedule I and Schedule II attached hereto. Schedule I and Schedule II are incorporated by reference as if the same were included in all respects. When recorded, this Agreement will not contain Schedule I or Schedule II but all unrecorded copies of this Agreement will contain Schedule I and Schedule II.
6.Release of Lender. Loan Parties hereby release, remise, acquit and forever discharge Lender, together with its respective agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, employees, subsidiary entities, parent entities, and related business divisions, past and present (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the Amended and Restated Note or any Loan Document, or any of the transactions associated therewith, or the Property, including specifically but not limited to claims of usury, lack of consideration, fraudulent conveyance and lender liability. THE FOREGOING RELEASE INCLUDES ACTIONS AND CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, DAMAGES AND EXPENSES ARISING AS A RESULT OF THE NEGLIGENCE (BUT NOT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH RELEASED PARTY) OF ONE OR MORE OF THE RELEASED PARTIES.

7.Representations of Borrower. Borrower hereby represents and warrants that (a) Borrower owns the Property; (b)  the Loan Documents to which Borrower is a party and this Agreement constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws applicable to creditors’ rights or the collection of debtors’ obligations generally; (c) the execution and delivery of this Agreement by Borrower do not contravene, result in a breach of or constitute a default under any deed of trust, deed to secure debt, mortgage, loan agreement, indenture or other contract, agreement or undertaking to which Borrower is a party or by which Borrower or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both) and do not violate or contravene any law, order, decree, rule or regulation to which Borrower is subject; (d) to the best of Borrower’s knowledge there exists no uncured default under the Loan Documents; (e) to the best of Borrower’s knowledge, there are no offsets, claims or defenses to the Loan Documents; and (f) there has been no change in the organizational structure of Borrower since the date of the closing of the Loan and Borrower is currently duly organized and legally existing under the laws of its state of organization. Borrower agrees to indemnify and hold Lender harmless against any loss, claim, damage, liability or expense (including without limitation reasonable attorneys' fees actually incurred) incurred as a result of any representation or warranty made by Borrower herein proving to be untrue in any material respect.
8.Representations of Guarantor. Guarantor hereby represents and warrants that (a)  the Loan Documents to which Guarantor is a party and this Agreement constitute the legal, valid and binding obligations of Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws applicable to creditors’ rights or the collection of debtors’ obligations generally; (b) the execution and delivery of this Agreement by Guarantor do not contravene, result in a breach of or constitute a default under any deed of trust, deed to secure debt, mortgage, loan agreement, indenture or other contract, agreement or undertaking to which Guarantor is a party or by which Guarantor or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both) and do not violate or contravene any law, order, decree, rule or regulation to which Guarantor is subject; (c) to the best of Guarantor’s knowledge there exists no uncured default under the Loan Documents; and (d) to the best of Guarantor’s knowledge, there are no offsets, claims or defenses to the Loan Documents. Guarantor agrees to indemnify and hold Lender harmless against any loss, claim, damage, liability or expense (including without limitation reasonable attorneys' fees actually incurred) incurred as a result of any representation or warranty made by Guarantor herein proving to be untrue in any material respect.
9.Additional Documentation. Loan Parties, upon request from Lender, agree to execute such other and further documents as may be reasonably necessary or appropriate to consummate the transactions contemplated herein or to perfect the liens and security interests intended to secure the payment of the Loan.
10.Default. If any Loan Party shall fail to keep or perform any of the covenants or agreements contained herein or if any statement, representation or warranty contained herein proves to have been false or misleading in any material respect as of the date made, Borrower shall be deemed to be in default under the Loan Documents and Lender shall be entitled at its option to exercise any and all of the rights and remedies granted pursuant to the Loan Documents or to which Lender may otherwise be entitled, whether at law or in equity.
11.Recordation; Title Insurance. Contemporaneously with the execution and delivery hereof, Borrower shall, at its sole cost and expense, obtain and deliver to Lender an endorsement of the Title Insurance insuring the lien of the Security Instrument, under Procedural Rule P-9b(3) of the applicable title insurance rules and regulations, in form and content acceptable to Lender, stating that the company issuing said Title Insurance will not claim that policy coverage has terminated or that policy coverage has been reduced, solely by reason of the execution of this Agreement.
12.Ratification of Loan Documents. Except as provided herein, the terms and provisions of the Loan Documents shall remain unchanged and shall remain in full force and effect. The Loan Documents, as modified and amended hereby, are hereby ratified and confirmed in all respects. All liens, security interests, mortgages and assignments granted or created by or existing under the Loan Documents continue, unabated, in full force and effect, to secure Borrower’s obligation to repay the Amended and Restated Note. All references in any of the Loan Documents to a Loan Document shall hereafter refer to such Loan Document as amended hereby.
13.Integration. This Agreement supersedes and merges all prior and contemporaneous promises, representations and agreements with respect to the matters set forth herein. No modification of this Agreement or any waiver of rights hereunder shall be effective unless made by supplemental agreement, in writing, executed by Lenders and Loan Parties. Lenders and Loan Parties further agree that this Agreement may not in any way be explained or supplemented by a prior, existing or future course of dealings between the parties or by any prior, existing, or future performance between the parties pursuant to this Agreement or otherwise.
14.Costs and Expenses. Contemporaneously with the execution and delivery of this Agreement and as a condition to its effectiveness, Borrower shall pay, or cause to be paid, all costs and expenses incident to the preparation hereof and the consummation of the transactions specified herein, including without limitation, any Title Insurance and Title Insurance endorsement charges, recording fees and fees and expenses of legal counsel to Lender.
15.Severability. If any covenant, condition, or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such covenant, condition, or provision shall not in any way affect any other covenant, condition or provision herein contained.
16.Time of the Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Agreement.

17.Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.
18.Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.
19.CHOICE OF LAW AND VENUE. SECTION 9.12 OF THE LOAN AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT AS IF THE SAME WERE CONTAINED HEREIN.
20.Notice of Final Agreement. Loan Parties and Lender hereby take notice of and agree to the following:
A.PURSUANT TO SUBSECTION 26.02(b) OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED THEREIN EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR BY THAT PARTY'S AUTHORIZED REPRESENTATIVE.
B.PURSUANT TO SUBSECTION 26.02(c) OF THE TEXAS BUSINESS AND COMMERCE CODE, THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM THE LOAN DOCUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN DOCUMENTS.
C.THE LOAN DOCUMENTS AND THIS AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES THERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
IN WITNESS WHEREOF, Loan Parties and Lender have executed this Agreement on the respective dates of acknowledgement to be effective as of the date first above written.
REMAINDER OF PAGE INTENTIONALLY BLANK

SIGNATURE PAGE OF BORROWER TO
THIRD MODIFICATION AGREEMENT

STRATUS KINGWOOD PLACE, L.P., a Texas limited partnership

By:    Stratus Northpark, L.L.C., a Texas limited liability company, General Partner

    By:    /s/ Erin D. Pickens
        Erin D. Pickens, Senior Vice President

STATE OF TEXAS        §
                §
COUNTY OF TRAVIS    §
This instrument was acknowledged before me on December 5, 2023, by Erin D. Pickens, Senior Vice President of Stratus Northpark, L.L.C., a Texas limited liability company, as General Partner of STRATUS KINGWOOD PLACE, L.P., a Texas limited partnership, on behalf of said partnership. Such person is personally known to me or produced a state issued driver’s license as identification.

[SEAL]                    /s/ Leticia L. Silva
Notary Public in and for the State of Texas
Printed Name: Leticia L. Silva
My Commission Expires: 02-23-2027

SIGNATURE PAGE OF GUARANTOR TO
THIRD MODIFICATION AGREEMENT

STRATUS PROPERTIES INC.,
a Delaware corporation

By: Erin D. Pickens
Erin D. Pickens, Senior Vice President

STATE OF TEXAS        §
                §
COUNTY OF TRAVIS    §
This instrument was ACKNOWLEDGED before me this 5th day of December, 2023, by Erin D. Pickens, Senior Vice President of STRATUS PROPERTIES INC., a Delaware corporation, on behalf of said corporation. Such person is personally known to me or produced a state issued driver’s license as identification.

[SEAL]                    /s/ Leticia L. Silva
Notary Public in and for the State of Texas
Printed Name: Leticia L. Silva
My Commission Expires: 02-23-2027

SIGNATURE PAGE OF LENDER TO
THIRD MODIFICATION AGREEMENT

LENDER:

COMERICA BANK, a Texas banking association

By: /s/ Elaine Houston
Name: Elaine Houston
Title: Vice President

COMMONWEALTH OF     §
MASSACHUSETTS        §
                §
COUNTY OF MIDDLESEX    §
The foregoing instrument was acknowledged before me, the undersigned notary public, this 1st day of December, 2023, by Elaine Houston, Vice President of Comerica Bank, a Texas banking association, who personally appeared, proved to me through satisfactory evidence of identification, which was Texas Drivers License, to be the person whose name is signed on the preceding or attached document, acknowledged to me that she signed it voluntarily for its stated purpose as Vice President of Comerica Bank, a Texas banking association, and did take an oath.

[SEAL]                     /s/ Michael J. Rosenberg
Notary Public in and for the Commonwealth of Massachusetts
Printed Name: Michael J. Rosenberg
My Commission Expires: May 16, 2025

LIST OF EXHIBITS AND SCHEDULES
TO
Third Modification Agreement

The following list of exhibits and schedules is provided pursuant to Item 601(a)(5) of Regulation S-K. Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. The registrant undertakes to furnish supplementally a copy of the exhibits and schedules to the Securities and Exchange Commission upon request.

Exhibit A – Legal Description of Property
Schedule I – Modifications of Loan Documents1
Schedule II – Form of Borrower Compliance Certificate

1 Schedule I has been filed as an exhibit to this Third Modification Agreement.

SCHEDULE I

1.Debt Service Coverage Ratio.
a.The Mortgaged Property shall achieve a Debt Service Coverage Ratio greater than or equal to 1.10:1.00 (the “Required DSCR”) measured as of June 30, 2024. If the foregoing covenant is not satisfied, Borrower shall, within 10 days after Lender’s written demand, pay to Lender, as a mandatory payment of principal of the Amended and Restated Note, an amount which, if such amount were applied against the outstanding principal balance of the Amended and Restated Note, would be sufficient to satisfy the Required DSCR, calculating the outstanding principal balance of the Amended and Restated Note after giving effect to such mandatory payment actually made. Borrower shall deliver to Lender the compliance certificate attached hereto as Schedule II evidencing the Mortgage Property’s Debt Service Coverage Ratio (measured as of June 30, 2024) (collectively, the “Borrower Compliance Certificate”) on or before July 30, 2024. A default under this section as a result of a failure to make the payment required this section shall be deemed an immediate Event of Default notwithstanding any other grace, notice or cure period contained in the Loan Documents.
b.Notwithstanding anything to the contrary contained in the Loan Documents, for purposes of calculating the Debt Service Coverage Ratio pursuant to this Section 2, Operating Expenses shall be calculated based on the greater of (i) pro forma expenses for the Mortgaged Property for a twelve (12) month period as assumed in the Appraisal obtained by Lender in connection with the Second Extension Option and (ii) for the prior three (3) month period immediately prior to June 30, 2024, which sum shall then be annualized, all actual operating expenses of the Mortgaged Property for the period in question, including, without limitation, (a) ad valorem real estate taxes and assessments (on an accrual basis, based on the best information then available and approved by Lender); (b) insurance premiums (on an accrual basis, based on the best information then available and approved by Lender); and (c) operating expenses actually incurred by Borrower for the management, operation, cleaning, marketing, maintenance and repair of the Mortgaged Property, including (1) the greater of actual management fees or an assumed annual management fee of four percent (4.0%) of Operating Revenues, and (2) a replacement reserve equal to the greater of (x) actual reserves, or (y) $.10 per square foot per anum. Operating Expenses for this purpose shall exclude (1) any capital expenditures; (2) any payment or expense to which Borrower was or is to be reimbursed for costs from proceeds of the Loan, insurance, eminent domain, or any source other than Operating Revenues and (3) and any regularly scheduled payments of principal or interest due and owing under the Loan Documents. Operating Expenses shall not include any non-cash expense item such as depreciation or amortization, as such terms are used for accounting or federal income tax purposes.

2.Loan Agreement. The Loan Agreement is modified as follows:
a.Monthly Principal Installments. Notwithstanding anything to the contrary contained in the Loan Documents, commencing on the first Business Day of the first month after the commencement of the Second Extension Period, and continuing on the first Business Day of each month thereafter until the Maturity Date, Borrower shall pay to Lender a monthly payment of principal (each a “Second Extension Monthly Principal Installment”) in an amount equal to $20,133.26, which Second Extension Monthly Principal Installments shall be due and payable in addition to accrued interest due and payable under the Amended and Restated Note on each such date.
b.Advances of the Loan. As of the date of this Agreement, the unpaid principal balance of the Amended and Restated Note is $28,160,147.93. Notwithstanding anything to the contrary contained in the Loan Documents, but subject to all conditions for Advances set forth in the Loan Documents, there remains $1,846,017.40 of the Loan which remains available for Advances to pay for tenant improvements, leasing commissions, and other Property related costs in accordance with the Budget, each as approved by Lender.
c.Statements and Reports. Notwithstanding anything to the contrary contained in the Loan Documents, and in addition to any statements and reports that Borrower is obligated to deliver to Lender pursuant to the Loan Documents, Borrower agrees to deliver to Lender, during the term of the Loan and until the Loan has been fully paid and satisfied, the following statements and reports: (i) quarterly financial statements of Borrower within forty-five (45) days after the end of each calendar quarter, prepared and certified to by the chief financial officer of Borrower; (ii) annual financial statements of Borrower within ninety (90) days after the end of each calendar year, which shall be prepared and certified to by the chief financial officer of Borrower; and (iii) the Borrower Compliance Certificate on or before July 30, 2024.